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                                                                 EXHIBIT 10.16.3

                                 SIXTH AMENDMENT

                                     TO THE

                                 TRANSTAR, INC.

                            SALARIED RETIREMENT PLAN
               (As Amended and Restated Effective January 1, 1989)

     Effective January 1, 1999, the following revision is adopted by the Transtar, Inc. Salaried Retirement Plan.

     APPENDIX A, Subsection (a) shall be amended as follows:

     (a) Normal wages and salaries for services performed, including incentive, shift differential, out-of-line differential, and Sunday, holiday and overtime premium payments applicable to such services, but excluding any cost-of-living payment and the amount resulting from a Cost-of-Living Adjustment included in the base hourly or salary rates on or after May 1, 1974 other than the first thirty-nine cents ($.39) per hour for hourly paid employees and the first sixty-eight dollars ($68) per month for salaried employees. Effective January 1, 1997, Participants whose rolled into base Cost-of-Living Adjustment excluded from Pensionable Earnings prior to January 1, 1997 exceeds six hundred dollars ($600.00) per month shall have such exclusion reduced prospectively to six hundred dollars ($600.00) per month. Effective January 1, 1998, Participants whose rolled into base Cost-of-Living Adjustment excluded from Pensionable Earnings prior to January 1, 1998 exceeds four hundred fifty dollars ($450.00) per month shall have such exclusion reduced prospectively to four hundred fifty dollars ($450.00) per month. EFFECTIVE JANUARY 1, 1999, PARTICIPANTS WHOSE ROLLED INTO BASE COST-OF-LIVING ADJUSTMENT EXCLUDED FROM PENSIONABLE EARNINGS PRIOR TO JANUARY 1, 1999 EXCEEDS THREE HUNDRED DOLLARS ($300.00) PER MONTH SHALL HAVE SUCH EXCLUSION REDUCED PROSPECTIVELY TO THREE HUNDRED DOLLARS ($300.00) PER MONTH. The preceding shall be modified for Participants covered by a collective bargaining agreement that provides for a deviation in the method of determining normal wages and salaries. Effective August 11, 1986, the amount of any temporary reduction in any Participant's salary will be included in Pensionable Earnings for pension purposes; provided, however, that the temporary reduction included in Pensionable Earnings shall be reduced by any subsequent salary increase.

            IN WITNESS WHEREOF, Transtar, Inc. has caused this Amendment to be executed by its duly authorized officers this 11th day of January , 1999.

ATTEST:                                    TRANSTAR, INC.

By /s/ R. N. Gentile                       By /s/ J. W. Schulte
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